UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 30, 2016

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Overview

On September 30, 2016, CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation and CVR Nitrogen GP, LLC (collectively, the “Credit Parties”) entered into an ABL credit agreement (the “ABL Credit Facility”) with a group of lenders and UBS AG, Stamford Branch (“UBS”), as administrative agent and collateral agent.

The ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $50.0 million with an incremental facility, which permits an increase in borrowings of up to $25.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The ABL Credit Facility provides for loans and standby letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of the lesser of 10% of the total facility commitment and $5.0 million for swingline loans and $10.0 million for letters of credit.

The borrowing base at any time equals the sum of (without duplication):

•
the aggregate amount of unrestricted cash and qualified cash equivalents not exceeding $25.0 million held in deposit accounts or securities accounts that are subject to a control agreement and a first priority lien, plus

•	85% of eligible accounts, plus

•
the lesser of (i) 65% of the market value of eligible inventory (other than eligible spare parts inventory and eligible precious metals inventory) and (ii) 85% of the net orderly liquidation value of eligible inventory (other than eligible spare parts inventory and eligible precious metals inventory), plus

•
the lesser of (i) 65% of the market value of eligible spare parts inventory and eligible precious metals inventory, (ii) 85% of the net orderly liquidation value of eligible spare parts inventory and eligible precious metals inventory and (iii) $10.0 million, minus

•	the aggregate amount of reserves then established.

Furthermore, all borrowings under the ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

At the option of the borrowers, loans under the ABL Credit Facility initially bear interest at an annual rate equal to (i) 2.00% plus LIBOR or (ii) 1.00% plus a base rate, subject to a 0.50% step-down based on the previous quarter’s excess availability.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the ABL Credit Facility equal to (I) 0.375% per annum for the first full calendar quarter after the closing date and (II) thereafter, (i) 0.375% per annum if utilization under the facility is less than 50% of the total commitments and (ii) 0.25% per annum if utilization under the facility is equal to or greater than 50% of the total commitments. The borrowers must also pay customary letter of credit fees equal to 2.00%, subject to a 0.50% step-down based on the previous quarter’s excess availability, on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

Mandatory and Voluntary Repayments

We are required to repay amounts outstanding under the ABL Credit Facility under specified circumstances, including (i) with the proceeds of certain asset sales and (ii) when the sum of the aggregate principal amount of all loans then outstanding and the aggregate amount of all outstanding letters of credit and all unpaid drawings at any time exceeds the borrowing base at such time. In addition, we are permitted to voluntarily prepay amounts outstanding under the ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Credit Facility. All outstanding loans under the facility are due and payable in full on September 30, 2021.

Guarantees and Security

The obligations under the ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable, deposit, securities and commodity accounts and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions.

In connection with the entering into the ABL Credit Facility, on September 30, 2016, (i) the Credit Parties and UBS, as administrative agent and collateral agent for the secured parties in respect of the ABL Credit Facility, entered into a security agreement (the “ABL Security Agreement”) and (ii) UBS, as administrative agent and collateral agent for the secured parties in respect of the ABL Credit Facility, Wilmington Trust, National Association, as trustee and collateral trustee for the secured parties in respect of the outstanding senior secured notes due 2023 issued by CVR Partners, LP and CVR Nitrogen Finance Corporation, and the Credit Parties entered into an intercreditor agreement (the “Intercreditor Agreement”), which agreement, among other things, sets forth the relative priority of the respective liens in the collateral and the rights with respect thereto.

Restrictive Covenants and Other Matters

The ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other restrictive covenants that limit the Credit Parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue certain equity interests, create subsidiaries, unrestricted subsidiaries and create certain restrictions on the ability to make distributions, loans and asset transfers to the other Credit Parties or their subsidiaries.

The ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.

The descriptions of the ABL Credit Facility, the ABL Security Agreement and the Intercreditor Agreement above are qualified in their entirety by reference to the full text of the agreements, attached hereto as exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1
ABL Credit Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, the lenders from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.2
Security Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.3
Intercreditor Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent for the secured parties, Wilmington Trust, National Association, as trustee and collateral trustee for the secured parties in respect of the outstanding senior secured notes and other parity lien obligations and other parity lien representative from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 6, 2016

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
ABL Credit Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, the lenders from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.2
Security Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.3
Intercreditor Agreement, dated as of September 30, 2016, among CVR Partners, LP, CVR Nitrogen, LP, East Dubuque Nitrogen Fertilizers, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, CVR Nitrogen Holdings, LLC, CVR Nitrogen Finance Corporation, CVR Nitrogen GP, LLC, certain of their affiliates from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent for the secured parties, Wilmington Trust, National Association, as trustee and collateral trustee for the secured parties in respect of the outstanding senior secured notes and other parity lien obligations and other parity lien representative from time to time party thereto.